UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606

(State or Other Jurisdiction ofIncorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 S. Brea Canyon Road
Walnut, California 91789
 (Address of principal executive offices, including zip code)

(909) 444-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with James A. Morlan

On February 7, 2007, ViewSonic Corporation filed a Current Report on Form 8-K, dated February 1, 2007, with the Securities and Exchange Commission announcing that we had mutually agreed with James A. Morlan that he would step down as Chief Financial Officer sometime in 2007.  On March 21, 2007, we entered into a Separation Agreement with Mr. Morlan, which will become effective on March 29, 2007.  Under the Separation Agreement, Mr. Morlan will resign  as our Chief Financial Officer as of June 8, 2007, unless extended by mutual agreement to the date a new Chief Financial Officer is retained, or the Transition Date.   Mr. Morlan also agreed that he would resign as Chief Financial Officer at an earlier date if requested by a new Chief Financial Officer.  If he is asked to resign as Chief Financial Officer at an earlier date, Mr. Morlan would still remain as an employee until June 8, 2007 and the “Transition Date” for purposes of the Separation Agreement would be June 8, 2007.  We agreed to pay Mr. Morlan his existing salary and benefits through the Transition Date and $5,000 for outplacement services on the Transition Date.

Under the Separation Agreement and subject to certain conditions, we agreed to retain Mr. Morlan from the Transition Date through June 30, 2008 in the position of Executive Advisor.  During this period, Mr. Morlan has agreed to provide services as requested, and will be permitted to serve as an employee or a consultant to a third party, provided the third party is not our competitor and; provided further, Mr. Morlan abides by his continuing confidentiality obligations.  From the Transition Date through June 30, 2008, Mr. Morlan will be paid an amount equal to six months of his current base salary in equal amounts on our standard payroll dates, subject to standard deductions and withholding, and will be entitled to participate in our employee health insurance and other benefits plans.  After June 30, 2008 and subject to certain conditions, Mr. Morlan will be entitled to continue his group health insurance benefits for a period of 36 months under COBRA and Cal-COBRA.  We will cover these costs for three months.

Mr. Morlan  holds fully-vested stock options to purchase 1,350,000 shares of our common stock.  Pursuant to the terms of the stock options, Mr. Morlan has three months following June 30, 2008 to exercise these stock options.   Pursuant to the Separation Agreement, in the event Mr. Morlan is unable to exercise such stock options and sell the shares due to a lock-up agreement entered into in connection with a public offering of our common stock, for each full 30-day period during the three-month period during which the such shares are subject to a lock-up agreement, we have agreed to at such time extend the post-termination exercise period by 30 days.  This period may not be extended beyond December 31, 2008.

Mr. Morlan also holds an unvested stock option to purchase 450,000 shares of our common stock issued pursuant to our Long Term Incentive Plan.  Pursuant to the Separation Agreement, 100,000 shares subject to this option will vest if we meet or exceed both our revenue and income targets, determined on a pro rata basis, for the first two quarters of the year ended December 31, 2007 under the Long Term Incentive Plan.  Achievement of the targets will be determined by our Compensation Committee within 30 days following the date on which we file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.   Mr. Morlan has waived any further rights under the Long Term Incentive Plan.  Please see our Current Report on Form 8-K, dated February 1, 2007, and filed with the Securities and Exchange Commission on February 7, 2007, for a description of the Long Term Incentive Plan.

In connection with the Separation Agreement, Mr. Morlan executed a general release of claims and is required under the Separation Agreement to execute a supplemental general release of claims within 21 days of June 30, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.22	Separation Agreement by and between ViewSonic Corporation and James A. Morlan, effective March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: March 27, 2007	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.22	Separation Agreement by and between ViewSonic Corporation and James A. Morlan, effective March 29, 2007.